Exhibit 107

Calculation of Filing Fee Tables

Registration Statement on Form S-3

MIND MEDICINE (MINDMED) INC.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

	Equity	Subordinate Voting Shares(1)	457(o)	(2)	(3)	(3)	—	—

	Other	Warrants(4)	457(o)	(2)	(3)	(3)	—	—

	Unallocated (Universal) Shelf	—	457(o)	(2)	Unallocated (Universal) Shelf	$200,000,000	$92.70 per million	$18,540

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—		—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$200,000,000	$18,540

	Total Fee Offsets						—

	Net Fee Due						$18,540

(1)	Includes an indeterminate number of Subordinate Voting Shares as may be sold from time to time, at indeterminate prices.
(2)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on of Item 16(b) of Form 3 under the Securities Act.

(4)

Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000.